UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2010

A5 LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138927
(Commission File Number)

20-5277531
(IRS Employer Identification No.)

10300 Chemin Cote de liesse, Lachine, Québec H8T1A3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (514) 420-0333

El Palenque Vivero, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On March 19, 2010, we filed a Current Report on Form 8-K announcing that on March 15, 2010, our company filed a certificate of amendment with the Nevada Secretary of State to change the name of our company to A5 Laboratories Inc. The change became effective with the State of Nevada on March 23, 2010.

Additionally, our company’s board of directors and a majority of our shareholders agreed to split our issued and outstanding common stock on a basis of 10 new shares for every one old share. The forward split increased our issued and outstanding common shares to 45,500,000 from 4,550,000. The forward split did not affect the number of our authorized common shares, which had been set and remains at 100,000,000.

Item 7.01	Regulation FD Disclosure

The name change and forward stock split is effective with the Over-the-Counter Bulletin Board at the opening for trading on April 8, 2010 under the new stock symbol “AFLB”. Our new CUSIP number is 00830E105.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on March 15, 2010 (incorporated by reference to our Current Report on Form 8-K filed on March 19, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A5 LABORATORIES INC.

/s/ Richard Azani
Richard Azani
President

Date: April 8, 2010